United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2026

EAGLE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-42512	54-1601306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 East Main Street

Berryville, Virginia 22611

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (540) 955-2510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	EFSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 7, 2026, Eagle Financial Services, Inc., a Virginia corporation (“EFSI”) and John Marshall Bancorp, Inc., a Virginia corporation (“JMSB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with George Sub, Inc., a newly formed Virginia corporation and a wholly owned subsidiary of JMSB (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into EFSI (the “First Merger”), with EFSI continuing as the surviving corporation in the First Merger (the “Intermediate Surviving Corporation”), and immediately thereafter, the Intermediate Surviving Corporation will merge with and into JMSB (the “Second Merger”), with JMSB as the surviving corporation (the “Surviving Corporation”). Simultaneously with the First Merger, EFSI’s wholly owned, Virginia state-chartered bank subsidiary, Bank of Clarke, will merge with and into JMSB’s wholly owned, Virginia state-chartered bank subsidiary, John Marshall Bank (the “Bank Merger” and, together with the First Merger and the Second Merger, the “Mergers”), with John Marshall Bank continuing as the surviving bank in the Bank Merger (the “Surviving Bank”). The Merger Agreement was approved by the board of directors of each of EFSI and JMSB on September 7, 2026. A summary of the material terms of the Merger Agreement are as follows:

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each outstanding share of common stock, par value $2.50 per share, of EFSI (“EFSI Common Stock”) will be converted into the right to receive 2.00 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of JMSB (“JMSB Common Stock”), with cash to be paid in lieu of any fractional shares (the “Merger Consideration”).

Each of the First Merger and the Second Merger, taken together, and the Bank Merger, are intended to be tax-free reorganization under Section 368(a) of the Internal Revenue Code.

Treatment of Equity Awards

Immediately prior to the Effective Time, each restricted stock award of EFSI (“EFSI Restricted Stock Award”) will fully vest, with any performance conditions deemed satisfied at the target level, and, at the holder’s election, made no earlier than 15 Business Days and no later than five Business Days before the Effective Time, each such award will either (a) be converted automatically into the right to receive the Merger Consideration in respect of each underlying share, with any fractional shares rounded down to the nearest whole share of JMSB Common Stock, or (b) be canceled in consideration for the right to receive a lump sum cash payment equal to the Exchange Ratio multiplied by the number of shares underlying such EFSI Restricted Stock Award multiplied by the average closing prices of JMSB Common Stock for the 20 consecutive full trading days on which such shares are actually traded on Nasdaq ending at the close of trading on the 10th business day prior to closing (the “Average Closing Price”), less required withholding Taxes; provided that, if no timely election is made, clause (a) will apply. Any EFSI Restricted Stock Awards granted after September 7, 2026 (“New EFSI Restricted Stock Award”) will not vest as a result of the transactions contemplated by the Merger Agreement. At the Effective Time, each New EFSI Restricted Stock Award that is outstanding immediately prior to the Effective Time will be converted into time-based JMSB Restricted Stock Awards (as defined below) with the same terms and conditions as were applicable under the New EFSI Restricted Stock Awards prior to the Effective Time, with any performance conditions deemed satisfied at the target level. The number of shares of JMSB Common Stock subject to each JMSB Restricted Stock Award will be equal to the product (rounded to the nearest whole share) of the Exchange Ratio and the number of shares of EFSI Common Stock represented by the New EFSI Restricted Stock Award.

Immediately prior to the Effective Time, each outstanding restricted stock award of JMSB (“JMSB Restricted Stock Award”) will likewise fully vest and the holder may elect, by notice delivered no earlier than 15 business days and no later than five business days before the Effective Time, to cancel each JMSB Restricted Stock Award in consideration for the right to receive a lump sum cash payment equal to the number of shares underlying such JMSB Restricted Stock Award multiplied by the Average Closing Price, less required withholding taxes. Any JMSB Restricted Stock Awards granted after September 7, 2026 will not vest as a result of the transactions contemplated by the Merger Agreement and will continue to vest following the Effective Date in accordance with the vesting schedule and terms and conditions of the applicable JMSB Restricted Stock Award.

Corporate Governance

The Merger Agreement provides that, at the Effective Time, the boards of directors of the Surviving Corporation and the Surviving Bank will consist of 12 directors, of which six will be directors of EFSI immediately prior to the Effective Time, including the current Chair of the board of directors of EFSI (the “EFSI Directors”) and six will be directors of JMSB immediately prior to the Effective Time (the “JMSB Directors”). Christopher W. Bergstrom will serve as the Executive Chairman of the Surviving Corporation. Cary C. Nelson will serve as Lead Independent Director of the Surviving Corporation. At the first annual meeting of shareholders of the Surviving Corporation and the Surviving Bank following the Effective Time, the Surviving Corporation and the Surviving Bank will nominate and recommend each EFSI Director and each JMSB Director for re-election to the boards of directors of the Surviving Corporation and the Surviving Bank, respectively. The proxy materials of the Surviving Corporation with respect to such annual meeting will also include the recommendation of the board of directors of the Surviving Corporation that its shareholders vote to re-elect each EFSI Director and each JMSB Director to the board of directors.

Additionally, at the Effective Time, the governance and nominating committee of the boards of directors of the Surviving Corporation and the Surviving Bank shall be composed of an equal number of EFSI Directors and JMSB Directors.

As of the Effective Time, the Merger Agreement also provides that:

•

Brandon C. Lorey, the current President and Chief Executive Officer of EFSI and Bank of Clarke, will serve as Chief Executive Officer and director of the board of the Surviving Corporation and Surviving Bank;

•	Joseph T. Zmitrovich, the current President and Chief Banking Officer of Bank of Clarke, will serve as Chief Revenue Officer of the Surviving Corporation and President of the Surviving Bank;

•

Kent D. Carstater, the current Senior Executive Vice President and Chief Financial Officer of JMSB and John Marshall Bank, will serve as President of the Surviving Corporation and Chief Operating Officer of the Surviving Bank;

•	Nicholas Smith, the current Deputy Chief Financial Officer of EFSI, will serve as Chief Financial Officer of the Surviving Corporation and Surviving Bank;

The Merger Agreement provides that, following the Effective Time, the Surviving Corporation’s headquarters will be located in Reston, Virginia, and the Surviving Bank’s headquarters will be located in Berryville, Virginia.

Assumption of EFSI Debt Obligations

In connection with the closing of the Merger, JMSB will assume EFSI’s obligations under the 4.50% Fixed-to-Floating Rate Subordinated Notes due April 1, 2032.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both EFSI and JMSB, and each party has agreed to customary covenants, including, among others, covenants relating to (i) the conduct of each party’s business during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) in the case of JMSB, its obligation to call a meeting of its shareholders to approve the issuance of shares of JMSB Common Stock in connection with the Merger (the “JMSB Share Issuance”) and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the JMSB Share Issuance, (iii) in the case of EFSI, its obligation to call a meeting of its shareholders to approve the Merger Agreement and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Merger Agreement, and (iv) each party’s non-solicitation obligations relating to alternative acquisition proposals.

EFSI and JMSB have also agreed to use their reasonable best efforts to prepare and file all applications, notices, petitions, and filings to obtain all necessary or advisable consents and approvals for consummation of the transactions contemplated by the Merger Agreement (including the Mergers). Notwithstanding such general obligation to obtain such consents of governmental authorities, except for certain circumstances, neither party is permitted to take any action that would reasonably be expected to be materially burdensome to the business, operations, capital, financial condition or results of operations on the business of EFSI or its subsidiaries, or on the business of JMSB or its subsidiaries, in each case, after the closing of the Mergers (a “Burdensome Condition”) without the prior written consent of the other party.

Closing Conditions

The completion of the Mergers is subject to customary conditions, including, among others, (i) approval of the Merger Agreement, including the Merger, by the requisite vote of the EFSI shareholders, (ii) approval of the JMSB Share Issuance by the requisite vote of the JMSB shareholders, (iii) the receipt of required regulatory approvals (or waivers), including from the Board of Governors of the Federal Reserve System, and the Virginia Bureau of Financial Institutions, (iv) no required regulatory approvals contain, have resulted in or would reasonably be expected to result in the imposition of a Burdensome Condition, (v) the absence of any law or order that prohibits, restricts or makes illegal the consummation of the transactions contemplated by the Merger Agreement, (vi) effectiveness of the registration statement on Form S-4 for JMSB Common Stock to be issued in the First Merger (the “Registration Statement”), (vii) authorization for listing on the Nasdaq Capital Market of the shares of JMSB Common Stock to be issued in the First Merger, and (viii) receipt by each party of a written opinion from its counsel to the effect that the First Merger and the Second Merger, taken together, will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Each party’s obligation to complete the Mergers is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (b) performance in all material respects by the other party of its obligations under the Merger Agreement.

Termination

The Merger Agreement provides certain termination rights for both EFSI and JMSB, including, among others, by mutual consent of the parties, by either party upon the failure to obtain the requisite regulatory approvals or if a requisite regulatory approval contains, will have resulted in or would reasonably be expected to result in, the imposition of a burdensome condition, by either party if the requisite shareholder vote of the EFSI shareholders or the JMSB shareholders is not obtained, by either party if the Merger and Holding Company Merger are not consummated by September 30, 2027 (the “Termination Date”), and by either party if the other materially breaches a representation, warranty or covenant that would constitute the failure of a closing condition and is not cured.

A termination fee in the amount of $10,100,000 will be payable by either EFSI or JMSB, as applicable, if the Merger Agreement is terminated under certain circumstances as set forth in the Merger Agreement. The termination fee would be payable if the board of directors of JMSB or EFSI changes its recommendation to shareholders with respect to the transactions and the other party terminates following such change in board recommendation. The termination fee also would be payable in certain circumstances where the Merger Agreement is terminated and within 12 months after termination, that party consummates or enters into an agreement for an alternative acquisition transaction. Specifically, the termination fee would be required to be paid if (i) the Merger Agreement is terminated because (a) the applicable party’s shareholders fail to approve the required matters at their meeting, (b) the Mergers are not consummated by the Termination Date and that party’s shareholder approval has not been obtained or (c) the other party terminates for that party’s breach of any of the covenants, agreements, representations or warranties set forth in the Merger Agreement; (ii) an alternative acquisition proposal with respect to that party has been made or publicly announced after the date of the Merger Agreement; and (iii) within 12 months after termination, that party consummates or enters into an agreement for an alternative acquisition transaction.

Additional Information

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Unless otherwise provided in the Merger Agreement, the representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger

Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Mergers, unless otherwise specified therein, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding EFSI, JMSB or Merger Sub, their respective affiliates or their respective businesses. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or conditions of any party to the Merger Agreement.

The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding EFSI, JMSB, Merger Sub, their respective affiliates or their respective businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of EFSI and JMSB and a prospectus of JMSB, as well as in the Annual Reports on Forms 10-K, Quarterly Reports on Forms 10-Q, Current Reports on Forms 8-K and other filings that each of EFSI and JMSB make with the Securities and Exchange Commission (“SEC”).

Voting Agreements

In connection with entering into the Merger Agreement, EFSI entered into a voting agreement (a “JMSB Voting Agreement”) with each director and certain executive officers of JMSB.

Each JMSB director, as a shareholder party to a JMSB Voting Agreement, has agreed, among other things, to vote shares of JMSB Common Stock beneficially owned by such shareholder, and over which such shareholder has or shares voting power or investment power, in favor of the approval of the JMSB Share Issuance and any actions required in furtherance thereof and against any competing acquisition proposal or any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the transactions contemplated by the Merger Agreement or the performance by JMSB of its obligations under the Merger Agreement. The JMSB Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Furthermore, simultaneously with the execution of the Merger Agreement, JMSB entered into a voting agreement (a “EFSI Voting Agreement”) with each director and certain executive officers of EFSI. Each EFSI director, as a shareholder party to a EFSI Voting Agreement, has agreed, among other things, to vote shares of EFSI Common Stock beneficially owned by such shareholder, and over which such shareholder has or shares voting power or investment power, in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and against any competing acquisition proposal or any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the transactions contemplated by the Merger Agreement or the performance by EFSI of its obligations under the Merger Agreement. The EFSI Voting Agreements will terminate in certain circumstances, including upon consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

The JMSB Voting Agreements and EFSI Voting Agreements also provide that the directors and certain executive officers signatory thereto will vote in favor of the adjournment or postponement of their company’s shareholders’ meeting if (x) as of the time for which such shareholders’ meeting is originally scheduled, there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such shareholders’ meeting or (y) on the date of the shareholders’ meeting, their company has not received proxies representing a sufficient number of shares necessary to obtain the requisite shareholder approval.

Subject to certain exception, each director and certain executive officers have also agreed not to transfer such shares of JMSB Common Stock or EFSI Common Stock, as applicable, prior to the Effective Time or the termination of the Merger Agreement, without the prior written consent of EFSI or JMSB, as applicable.

The directors and certain executive officers of JMSB that are parties to the JMSB Voting Agreements own in the aggregate approximately 12.73% of the outstanding shares of JMSB Common Stock subject to the JMSB Voting Agreements as of September 7, 2026. The directors and certain executive officers of EFSI that are parties to EFSI Voting Agreements own in the aggregate approximately 5.97% of the outstanding shares of EFSI Common Stock subject to the Voting Agreements as of September 7, 2026.

The foregoing description of the JMSB Voting Agreements and EFSI Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the EFSI Voting Agreements and JMSB Voting Agreements, forms of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 8, 2026, EFSI and JMSB issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the announcement of the Merger Agreement, on September 8, 2026, EFSI and JMSB provided supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. A copy of the investor presentation is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among John Marshall Bancorp, Inc., George Sub, Inc. and Eagle Financial Services, Inc., dated September 7, 2026*

10.1	Form of Eagle Financial Services, Inc. Voting Agreement

10.2	Form of John Marshall Bancorp, Inc. Voting Agreement

99.1	Investor Presentation, dated September 8, 2026, issued by John Marshall Bancorp, Inc. and Eagle Financial Services, Inc.

99.2	Joint Press Release, dated September 8, 2026, issued by John Marshall Bancorp, Inc. and Eagle Financial Services, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and attachments have been omitted pursuant to the instructions of Form 8-K and Item 601(a)(5) of Regulation S-K. Eagle Financial Services, Inc. agrees to furnish supplementally a copy of any omitted schedule or attachment, or any section thereof, to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on certain assumptions and describe future plans, strategies and expectations of John Marshall, EFSI, the combined company or otherwise relating to the proposed transaction. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of John Marshall, EFSI and the combined company. Caution should be exercised against placing undue reliance on forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of John Marshall or EFSI to terminate the definitive agreement; the outcome of any legal proceedings or governmental inquiries or actions that may be instituted against John Marshall, EFSI or the combined company; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals or consents are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of John Marshall and EFSI to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; any changes of, including the risk that any announcements relating to the proposed transaction could have adverse effects on, the market price of the common stock of John Marshall or EFSI; the possibility that the anticipated benefits or synergies of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where John Marshall and EFSI do business, and such integration may be more difficult, time-consuming or costly than expected and may result in unexpected liabilities or operational disruptions; certain restrictions during the pendency of the proposed transaction that may impact John Marshall’s and EFSI’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of John Marshall management’s or EFSI management’s attention from ongoing business operations and opportunities; revenues following the proposed transaction may be lower than expected; the concentration of John Marshall’s business in the Washington, D.C. metropolitan area and the effect of changes in the economic, political and environmental conditions on this market, including shutdowns and potential reductions in spending by the United States government, and related reductions in the federal workforce; adequacy of allowance for loan credit losses, allowance for unfunded commitments credit losses, and allowance for credit losses associated with John Marshall’s held-to-maturity and available-for-sale securities portfolios; deterioration of John Marshall’s or EFSI’s asset quality; future performance of John Marshall’s or EFSI’s loan portfolio with respect to recently originated loans; the level of prepayments on loans and mortgage-backed securities; liquidity, market volatility, interest rate and operational risks; changes in the financial condition or results of operations that reduce capital of John Marshall, EFSI or the combined company; the ability of John Marshall, EFSI or the combined company to maintain existing deposit relationships or attract new deposit relationships; changes in consumer spending, borrowing, investment, repayment and savings habits; inflation, recession and changes in interest rates; changes in the monetary and fiscal policies of the United States government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; risks related to new lines of business, products, product enhancements or services; increased competition with other financial institutions and fintech companies; adverse changes in the securities markets; the dilution caused by John Marshall’s issuance of additional shares of its capital stock in connection with the proposed transaction; changes in the financial condition or future prospects of issuers of securities that we own; John Marshall’s and EFSI’s ability to maintain an effective risk management framework; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements; compliance with legislative or regulatory requirements; results of examination of John Marshall, EFSI or the combined company by regulators, including the possibility of requirements to increase allowance for credit losses or to write-down assets or take similar actions; potential claims, damages, and fines related to litigation or government actions; the effectiveness of John Marshall’s or EFSI’s internal controls over financial reporting and their ability to remediate any future material weakness in internal controls over financial reporting; geopolitical conditions, including trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to trade restrictions and tariffs, and acts or threats of terrorism and/or military conflicts, negatively impacting business and economic conditions in the U.S. and abroad; the effects of weather-related or natural disasters, which may negatively affect the operations and/or loan portfolio and increase cost of conducting business of John Marshall or EFSI; public health events (such as the COVID-19 pandemic) and governmental and societal responses thereto; technological risks and developments, data privacy and security risks, and cyber threats, attacks, or events; changes in accounting policies and practices; the ability of John Marshall, EFSI or the combined company to successfully capitalize on growth opportunities; the ability of John Marshall, EFSI or the combined company to retain or hire key employees or to maintain relationships with customers, suppliers or other business partners, including in connection with the announcement, pendency or completion of the proposed transaction; risks related to the potential impact of general economic, political and market conditions, either nationally or in the relevant market area, including higher unemployment and lower real estate values; implications of John Marshall’s status as a smaller reporting company and as an emerging growth company; and other factors discussed in John Marshall’s and EFSI’s reports (such as Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made and are based on information available at that time; and neither John Marshall or EFSI undertakes, and each of them specifically disclaims, any obligation or duty to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or otherwise update such forward-looking statements, whether written or oral, except as required by applicable securities laws. The foregoing list of factors is not exhaustive, and other factors that may affect actual results or future events may emerge from time to time. Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, John Marshall will file a registration statement on Form S-4 with the SEC to register the shares of John Marshall common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of John Marshall and EFSI, which also constitutes a prospectus of John Marshall. When final, a definitive copy of the joint proxy statement/prospectus will be mailed or otherwise delivered to shareholders of John Marshall and shareholders of EFSI in connection with the solicitation of certain approvals related to the proposed transaction. Each of John Marshall and EFSI may file with the SEC other relevant documents concerning the proposed transaction.

INVESTORS AND SHAREHOLDERS OF JOHN MARSHALL AND EFSI AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT JOHN MARSHALL, EFSI AND THE PROPOSED TRANSACTION.

Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about John Marshall and EFSI, without charge, at the SEC’s website, www.sec.gov, when they are filed. Copies of documents filed with the SEC by John Marshall will be made available free of charge in the “Investor Relations” section of John Marshall’s website, investor.johnmarshallbank.com, or can be obtained by requesting by mail at John Marshall Bancorp, Inc., 1943 Isaac Newton Square East, Suite 100, Reston, Virginia 20190, Attention: Corporate Secretary. Copies of documents filed with the SEC by EFSI will be made available free of charge in the “Investor Relations” section of EFSI’s website, investors.bankofclarke.bank, or can be obtained by requesting by mail at Eagle Financial Services, Inc., 2 East Main St, P.O. Box 391, Berryville, Virginia 22611, Attention: Secretary. The information on John Marshall’s or EFSI’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

John Marshall, EFSI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of John Marshall and shareholders of EFSI in respect of the proposed transaction under the rules of the SEC. Information regarding John Marshall’s directors and executive officers is available in its definitive proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on April 29, 2026, and certain other documents filed by John Marshall with the SEC. Information regarding EFSI’s directors and executive officers is available in its definitive proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on April 8, 2026, and certain other documents filed by EFSI with the SEC. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Investors should read these documents carefully when they become available before making any voting or investment decisions. Free copies of these documents, when available, may be obtained as described in the preceding section.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE FINANCIAL SERVICES, INC.

Date: September 8, 2026	By:	/s/ Kathleen J. Chappell
Kathleen J. Chappell
Executive Vice President and
Chief Financial Officer